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                                                             Exhibit 23.2




                   [Letterhead of Scott & Holloway, L.L.P]



                             ACCOUNTANTS' CONSENT


We consent to the inclusion in Amendment No. 1 to this registration statement, on Form S-1 (File No. 333-15863) and the related Prospectus of RAC Financial Group, Inc., to be filed on or about December 10, 1996, for the registration of 250,998 common shares, of our report dated February 17, 1995 on our audit of the financial statements of First Security Mortgage Corporation for the year ended December 31, 1994. We also consent to the reference to our firm under the caption "Experts".


                                           /s/ SCOTT & HOLLOWAY, L.L.P.
                                           ---------------------------------
                                           Scott & Holloway, L.L.P.


Columbia, South Carolina
December 10, 1996